SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2003

SUSQUEHANNA MEDIA CO.

(Exact name of registrant as specified in charter)

Delaware (State of other jurisdiction of incorporation)	333-80523 (Commission file number)	23-2722964 (IRS employer identification no.)

140 East Market Street, York, PA 17401
(Address of principal executive offices)

Registrant’s telephone number, including area code: (717) 848-5500

SIGNATURE

Item 5. Other Events

     On April 23, 2003, Susquehanna Media Co. completed the sale of $150 million of its senior subordinated notes (the “Notes”). The Notes carry an annual interest rate of 7-3/8% and mature on April 15, 2013. The net proceeds from the sale of the Notes were used to reduce our outstanding borrowings under the revolving portion of our senior credit facility.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:April 28, 2003	SUSQUEHANNA MEDIA CO. (Registrant)

	By:	/s/ John L. Finlayson John L. Finlayson Vice President and Principal Financial and Accounting Officer